EXHIBIT 3.02


                   ARTICLES OF INCORPORATION OF TECHSTORE, LLC
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                               STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE

                            LIMITED LIABILITY COMPANY
                            ARTICLES OF ORGANIZATION

         IMPORTANT - Read the instructions before completing the form.
         This document is presented for filing pursuant to Section 17050 of the California Corporations Code.
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1.        Limited liability company name:
          (end the name with "LLC" or "Limited Liability Company". No periods between the letters in "LLC", "Limited" and "Company" may be abbreviated to Llc" and "Co."

          TechStore LLC
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2.        Latest date  (monthly/day/year) on which the limited liability company is to dissolve:

          12/31/2038
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3.        The  purpose  of the  limited  liability  company  is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.
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4.        Enter the name of initial  agent for  service of process and check the appropriate provision below:

          Bejan Aminifard

          [X]      an individual residing in California. Proceed to Item 5.

          [ ] a corporation which has filed pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to
                    Item 6.

5. If the initial agent for service of process is an individual, enter a business or residential street address in California:
          Street Address:   1525 Indian Valley Rd.
          City:  Novato        State:  California      Zip Code:  94947

6.        The limited liability company will be managed by (check one)

          [ ]  one manager   [ ]  more than one manager    [X] limited liability
                                                               company members

7. If other matters are to be included in the Articles of Organization attach one or more separate pages. Number of pages attached, if any:
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8.       It is hereby declared that I am the          FOR SECRETARY OF STATE USE
         person who executed this instrument,
         which execution is my act and deed.


Signature of organizer


/s/ RICHARD OSTER
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Type or print name of organizer

Date  March 13, 1999
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